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                                                                   Exhibit 23.6

Chamberlin & Associates

                                                        Paul D. Chamberlin
                                                        7463 W. Otero Place
                                                        Littleton, CO  80128
                                                        Tele/FAX - 303-979-6753
                                                        email: pdcham@rmii.com



November 28, 1997





Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on form S-3 covering the registration of the Company's common stock, of our report dated February 1994, pertaining to metallurgy review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


Very truly yours,


/s/P.D. Chamberlin

CHAMBERLIN & ASSOCIATES
Paul D. Chamberlin
Owner